


<ARTICLE>      OPUR3

<LEGEND>
This schedule contains summary financial information extracted from FPL
Group's consolidated balance sheet as of December 31, 1999 and consolidated statement of income for the twelve months ended December 31, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<NAME>                    FPL Group, Inc.
<CIK>                          0000753308
<MULTIPLIER>                        1,000
<CURRENCY>                   U.S. DOLLARS
<FISCAL-YEAR-END>             DEC-31-1999
<PERIOD-START>                 JAN-1-1999
<PERIOD-END>                  DEC-31-1999
<PERIOD-TYPE>                      12-MOS
<EXCHANGE-RATE>                         1
<BOOK-VALUE>                     PER-BOOK
<TOTAL-ASSETS>                $13,441,265
<TOTAL-OPERATING-REVENUES>     $6,437,769
<NET-INCOME>                     $697,399

